UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNT	NYSE

2

Item 1.01 Entry Into Material Definitive Agreement.
Restructuring Support Agreement
On May 22, 2020, Unit Corporation (“Company”) and its direct wholly owned subsidiaries, Unit Petroleum Company (“UPC”), Unit Drilling Company (“UDC”), 8200 Unit Drive, L.L.C. (“8200 Unit”), Unit Drilling Colombia, L.L.C. (“Unit Drilling Colombia”) and Unit Drilling USA Colombia, L.L.C. (“Unit Drilling USA” and together with the Company, UPC, UDC, 8200 Unit and Unit Drilling Colombia, “Company RSA Parties”), entered into a Restructuring Support Agreement (“RSA”) with (i) holders (“RBL Lenders”) of 100% of the aggregate principal amount of loans outstanding under the Senior Credit Agreement, dated as of September 13, 2011 (as amended, the “RBL Credit Agreement” and the loan facility, the “RBL Credit Facility”), by and among the Company, UPC and UDC, as borrowers, the institutions named therein as lenders and BOKF, NA dba Bank of Oklahoma, as administrative agent (“RBL Agent”) and (ii) holders (“Consenting Noteholders”) of more than 70% of the aggregate outstanding principal amount of the Company’s 6.625% senior subordinated notes due 2021 (“Subordinated Notes”).

Under the terms of the RSA, the Company RSA Parties, the RBL Lenders, and Consenting Noteholders have agreed to support a restructuring of the Company RSA Parties under the terms of a prenegotiated Chapter 11 plan of reorganization (“Plan”), under which, among other things and subject to the RSA:

•Each lender under the RBL Credit Facility and the DIP Facility described below will receive its pro rata share of revolving loans, term loans and letter-of-credit participations under the Exit Facility described below, in exchange for that lender’s allowed claims under the RBL Credit Facility or DIP Facility, as applicable;
•Each holder of the Subordinated Notes will receive its pro rata share of new common shares of the reorganized Company based on equity allocations at each of the Company, UDC and UPC in exchange for the holder’s allowed Subordinated Notes claim;
•Each holder of an allowed general unsecured claim against the Company or UPC will receive its pro rata share of new common shares of the reorganized Company based on equity allocations at each of the Company and UPC, respectively;
•Each retained or former employee with a claim on account of vested severance benefits may opt-in to a settlement to receive a cash payment on account of that claim in lieu of an allocation of new common shares of the reorganized Company otherwise provided to holders of general unsecured claims;
•Each holder of an allowed unsecured claim against UDC, 8200 Unit, Unit Drilling Columbia and Unit Drilling USA will receive payment in full of that claim in the ordinary course of business; and
•Each holder of the Company’s common stock that does not opt out of the releases under the Plan will receive its pro rata share of seven-year warrants (“Warrants”) to purchase an aggregate of 12.5% of the new common shares of the reorganized Company at an aggregate exercise price equal to the $650 million principal amount of the Subordinated Notes plus interest thereon to the May 15, 2021 maturity date of the Subordinated Notes.
The Consenting RBL Lenders and the Consenting Noteholders have the right to terminate the RSA, and their support for the restructuring contemplated by the RSA (“Restructuring”), for customary reasons, including, among others, the failure to timely achieve any of the milestones for the progress of the Chapter 11 Cases (as defined below) that are in the RSA, which include the dates by which the Company RSA Parties are required to, among other things, obtain certain court orders and consummate the Restructuring. No assurance can be given that the Restructuring described in the RSA will be consummated.
SPC Midstream Operating, L.L.C. (“SPC”) and Superior Pipeline Company, L.L.C. and its subsidiaries (“Superior”) are not parties to the RSA and are not debtors in the Chapter 11 Cases. See “Continuation Agreement” below for more information regarding the agreement entered into by the Company RSA Parties regarding the continued operation of Superior while the Chapter 11 Cases are pending.

DIP Facility and Exit Facility
The RSA contemplates that, on the interim approval of the Bankruptcy Court (as defined below), the Company RSA Parties, as borrowers and guarantors, the RBL Lenders (in that capacity, “DIP Lenders”) and the RBL Agent will enter into a Superpriority Senior Secured Debtor-in-Possession Credit Agreement (“DIP Credit Agreement”) under which the DIP Lenders will provide a superpriority senior secured debtor-in-possession credit facility (“DIP Facility”) that provides for an aggregate principal amount of (i) $36 million of new money term loans, of which up to $18 million will be available on an interim basis, with the remainder available on a final basis, plus (ii) roll-up loans to refinance a portion of the claims under the RBL Credit Facility.
Subject to approval by the Bankruptcy Court, the proceeds of the DIP Facility will be used to pay fees, expenses, and other expenditures of the Company RSA Parties to be set forth in rolling budgets prepared as part of the Chapter 11 Cases, subject to approval by the DIP Lenders. Closing the DIP Facility is contingent on the satisfaction of customary conditions, including receipt of an order by the Bankruptcy Court approving the DIP Facility and the DIP Credit Agreement. On the Company RSA Parties’ emergence from the Chapter 11 Cases and to the extent any claims under the DIP Facility have not otherwise been repaid, each holder of an allowed claim under the DIP Facility will receive its pro rata share of (i) revolving loans, term loans and letter-of-credit participations under a new credit facility with the reorganized Company (“Exit Facility”) and (ii) an equity fee under the Exit Facility equal to 5% of the new common shares of the reorganized Company (subject to dilution by shares reserved for issuance under a management incentive plan). The Exit Facility will be provided by the lenders under the RBL Credit Facility and the DIP Facility to the reorganized Company in an aggregate principal amount of at least $180 million, consisting of (i) a $140 million reserve-based lending revolving loan and (ii) a $40 million term loan, each consistent with and subject to the Exit Facility Term Sheet attached to the RSA.
Continuation Agreement
On May 22, 2020, the Company RSA Parties entered into a Continuation Agreement (“Continuation Agreement”) with Superior, SPC and SP Investor Holdings, LLC (“SP Investor”) under which, subject to the Continuation Agreement, the parties agreed to continue to perform, and not to enforce any rights arising as a result of the filing of the Chapter 11 Cases, under the various governance, operational and related agreements entered into by those parties in connection with the formation of Superior, which is the Company’s midstream joint venture with SP Investor (collectively, “Superior Agreements”). In addition, the Company agreed under the Continuation Agreement to assume, and not to seek to reject or modify, all the Superior Agreements under the Plan.
Fifth Amendment to Standstill and Amendment Agreement
On March 11, 2020, the Company, UPC and UDC entered into a Standstill and Amendment Agreement in respect of the RBL Credit Agreement with the lenders party thereto (the “RBL Lenders”) and BOKF, NA dba Bank of Oklahoma, as administrative agent for the RBL Lenders (the “Administrative Agent”), as amended by a First Amendment to Standstill and Amendment Agreement dated April 15, 2020, a Second Amendment to Standstill and Amendment Agreement dated April 17, 2020, a Third Amendment to Standstill and Amendment Agreement dated May 4, 2020, and a Fourth Amendment to Standstill and Amendment Agreement dated May 15, 2020, by and among the Borrowers and the Administrative Agent on behalf of the RBL Lenders (as so amended, the “Standstill Agreement”).

On May 22, 2020, the Company, UPC, and UDC entered into a Fifth Amendment to Standstill and Amendment Agreement with the Administrative Agent under which the parties agreed to the terms and conditions of an $8 million borrowing by the Company under the RBL Credit Agreement and that, immediately following that borrowing, the remaining commitments of the RBL Lenders under the RBL Credit Facility were terminated.

The foregoing descriptions of the RSA, the Continuation Agreement and the Fifth Amendment to Standstill and Amendment Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the RSA, the Continuation Agreement and the Fifth Amendment to Standstill and Amendment Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and incorporated by reference in this Item 1.01.

Item 1.03 Bankruptcy or Receivership.
On May 22, 2020 (“Petition Date”), the Company RSA Parties filed voluntary petitions (“Bankruptcy Petitions”) for reorganization under Chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (“Bankruptcy Court”). The Company RSA Parties also filed motions with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Unit Corporation, et al. (“Chapter 11 Cases”). The Company RSA Parties will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and under the provisions of the Bankruptcy Code and orders of the Bankruptcy Court. All existing customer contracts are expected to remain in place and transactions thereunder carried out in the ordinary course of business.

In addition, the Company RSA Parties filed a motion (“NOL Motion”) seeking entry of an interim and final order establishing certain procedures and restrictions (“Procedures”) with respect to the direct or indirect purchase, disposition or other transfer of the Company’s common stock (“Common Stock”) and claims against the Company (“Claims”), and seeking related relief, in order to preserve and protect the potential value of the Company RSA Parties’ existing and future net operating losses (“NOLs”) and certain other tax attributes of the Company RSA Parties (together with the NOLs, “Tax Attributes”). If approved, the Procedures would, among other things, require notices of the holdings of, and proposed transactions by, any person or entity that is or, as a result of the transaction, would become, a Substantial Holder of Common Stock or Claims, restrict certain trading in Common Stock or Claims and, in certain situations, may require the disposition of Claims. For purposes of the Procedures, a “Substantial Holder” is any person, entity or, in certain cases, group of persons or entities, with beneficial ownership (as determined under applicable rules under the Internal Revenue Code of 1986, as amended) of, (i) as it relates to the Common Stock, after considering certain options or other similar rights to acquire beneficial ownership of Common Stock, at least 2,458,135 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock as of the Petition Date) or (ii) as it relates to Claims, an amount of Claims that, upon effectiveness of the Plan, would result in the holder thereof owning 4.5% of new common shares in the reorganized Company reasonably estimated to be outstanding immediately after the effective date of the Plan. If the Procedures are approved, any prohibited transfer of Common Stock or Claims would be null and void ab initio and will cause reversal of the noncompliant transaction and such other (or additional) measures as the Bankruptcy Court may deem appropriate.

The NOL Motion and Procedures are available on the docket of the Chapter 11 Cases, which can be accessed via PACER at https://www.pacer.gov. The Company RSA Parties also requested authority to employ Prime Clerk, LLC (“Prime Clerk”) as its claims and notice agent. If approved, the NOL Motion and Procedures and additional information about the Chapter 11 Cases would also be available for free on the website maintained by Prime Clerk, located at https://cases.primeclerk.com/UnitCorporation or by calling (877) 720-6581 (Toll Free) or (646) 979-4412 (Local).
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
Filing the Bankruptcy Petitions constituted an event of default that accelerates the Company’s obligations under the RBL Credit Agreement. The RBL Credit Agreement provides that, as a result of that default, the principal and interest due thereunder is immediately due and payable. Any efforts to enforce such payment obligations under the RBL Credit Agreement are automatically stayed because of the Chapter 11 Cases, and the creditors’ rights of enforcement regarding the RBL Credit Agreement are subject to the provisions of the Bankruptcy Code.
The filing of the Bankruptcy Petitions also constituted an event of default under the Indenture dated as of May 18, 2011, as supplemented by the First Supplemental Indenture dated as of May 18, 2011 and the Second Supplemental Indenture dated as of January 7, 2013 (collectively, “Indenture”), by and among the Company, the subsidiary guarantors parties thereto and Wilmington Trust National Association (as successor to Wilmington Trust FSB), as trustee, which governs the Subordinated Notes. The Indenture provides, as a result of such default, the principal of and all accrued interest on the Subordinated Notes is due and payable. Any efforts to enforce such payment obligations under the Indenture are automatically stayed because of the Chapter 11 Cases, and rights of enforcement regarding the Indenture are subject to the provisions of the Bankruptcy Code.

The information under Item 1.03 is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
Press Release

On May 22, 2020, the Company issued a press release announcing its entry into the RSA and the commencement of the Chapter 11 Cases, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cleansing Materials
The Company previously entered into confidentiality agreements with certain of the Consenting Noteholders (“Confidentiality Agreement Parties”) to facilitate discussions concerning the financial restructuring of the Company described in this Current Report on Form 8-K. Under the confidentiality agreements, the Company agreed to publicly disclose certain confidential information concerning the Company that it provided to the Confidentiality Agreement Parties (“Cleansing Materials”). Copies of the Cleansing Materials, consisting of (i) a presentation delivered in March 2020, containing certain financial and other information related to the Company, including a business overview, financial summary, and certain forecasts, and (ii) a supplemental presentation delivered in May 2020, containing a 13-week cash forecast and other updated forecasts, are attached to this Current Report on Form 8-K as Exhibits 99.2 and 99.3 and are incorporated herein by reference.
Statements made and information included in the Cleansing Materials are made as of the dates of the Cleansing Materials and not as of the date hereof. In subsequent operations, the Company’s views on some of these materials may have changed. As such, the Company’s future public filings may contain information that updates or supersedes some of the information in the Cleansing Materials. However, the Company is under no obligation to update the Cleansing Materials to the date hereof or to any future date.
In addition, the Company’s management prepared the forecasts contained in the Cleansing Materials from certain internal financial projections based on expectations, beliefs, opinions, and assumptions of the Company’s management that the Company’s management believed were reasonable at the time they were made in March 2020 and May 2020, as applicable. Those expectations, beliefs, opinions, and assumptions may not be appropriate as of the date hereof in light of developments in the Company’s business, the broader market for oil and natural gas, and the impact of the COVID-19. The forecasts were not prepared with a view toward public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts, and do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States.
Including the forecasts in this Current Report on Form 8-K should not be regarded as an indication that the Company or any other person considered, or now consider, this information to be predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.
Neither the Company’s independent registered public accounting firm nor any other independent accountant has examined, compiled, or performed any procedures regarding the prospective financial information in this Current Report on Form 8-K. Accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the prospective financial information.
The prospective financial information:

•is speculative by its nature and was based on numerous expectations, beliefs, opinions, and assumptions that are inherently uncertain and many of which are beyond the control of the Company and its subsidiaries and which may not prove to be accurate;
•may have changed since the forecasts were prepared in March 2020 and May 2020, as applicable, and does not necessarily reflect current estimates or expectations, beliefs, opinions, or assumptions that the Company’s management may have about prospects for the Company and its subsidiaries’ businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the information was prepared;
•may not reflect current results or future performance, which may be more favorable or less favorable than as set forth in such information; and
•is not, and should not be regarded as, a representation that the expectations contained in, or forming a part of, the forecasts will be achieved.
Much of the financial information contained or incorporated by reference in this Current Report on Form 8-K is forward-looking. That forward-looking information is subjective in many respects and is subject to interpretation. Further, the information was prepared based on information available to management in March 2020 and May 2020, as applicable, and relates to multiple future years and such information becomes less predictive with each succeeding year. The Company cannot provide assurance that the financial projections will be realized; rather, actual future financial results are likely to vary materially from the forward-looking information presented or incorporated by reference herein.
Except as required by law, the Company does not currently intend to update or revise publicly any of the information contained in this Current Report on Form 8-K to reflect circumstances or other events occurring after the date the financial projections were prepared or to reflect the occurrence of future events. These considerations should be considered in reviewing the financial projections, which were prepared as of an earlier date. For additional information on factors that may cause actual future financial results to vary materially from the information presented, see the section entitled “Cautionary Note Regarding Forward Looking Statements” below.
The information contained in this Item 7.01, including Exhibits 99.1, 99.2, and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and is not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K (including the exhibits hereto or any information included herein or therein) is not deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.
Important Notes Regarding Non-GAAP Financial Measures
        Exhibits 99.2 and 99.3 of this Current Report on Form 8-K include certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA by Segment, Margin by Segment, Unlevered Free Cash Flow and PV-10. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared under GAAP. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Current Reports on Form 8-K.
        EBITDA, Adjusted EBITDA, Adjusted EBITDA by Segment, Margin by Segment, Unlevered Free Cash Flow and PV-10 are non-GAAP financial measures used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance or liquidity as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. These non-GAAP financial measures are also used to assess our ability to incur and service debt and fund capital expenditures. Our non-GAAP financial measures should not be considered an alternative to net income (loss), operating income (loss), net cash provided by operating activities, standardized measure of discounted future net cash flows, or any other measure of financial performance or liquidity presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of another company because all companies may not calculate these non-GAAP financial measures in the same manner.
We define EBITDA as net income (loss) before interest expense, income taxes, depreciation, depletion and amortization, with Adjusted EBITDA being EBITDA modified to exclude impairment of long-lived and intangible assets, (gain) loss on derivatives and other non-cash items and non-recurring items. Margin by Segment is calculated by subtracting the segment operating expense from the segment revenue. Unlevered Free Cash Flow is calculated as our consolidated EBITDA less capital expenditure for our oil and natural gas and contract drilling segments, with adjustments for corporate general and administrative expenses and certain other items. PV-10 is the estimated future net cash flows from proved reserves discounted at an annual rate of 10 percent before giving effect to income taxes. Exhibit 99.2 contains a reconciliation of Adjusted EBITDA by Segment and Margin by Segment to their respective most directly comparable GAAP financial measures. The presentation of EBITDA and Unlevered Free Cash Flow in Exhibits 99.2 and 99.3 is limited to our forecasts of these non-GAAP financial measures for fiscal years 2020 through 2024. We cannot reconcile these non-GAAP measures to their most directly comparable GAAP measure because the information necessary for quantitative reconciliations of the forward-looking non-GAAP financial measures to their respective most directly comparable GAAP financial measures is not (and was not, when prepared) available to us without unreasonable efforts. The probable significance of providing these forward-looking non-GAAP financial measures without the directly comparable GAAP financial measures is that such GAAP financial measures may be materially different from the corresponding non-GAAP financial measures. In addition, because the Company’s estimated PV-10 as of December 31, 2019 and the Company’s estimated consolidated Adjusted EBITDA for 2019 were presented in the Cleansing Materials as projections based on the expectations, beliefs, opinions, and assumptions of the Company’s management at the time they were prepared, the Company believes that it is not beneficial and potentially misleading to disclose the now stale assumptions underlying those non-GAAP financial measure projections and the comparisons between those non-GAAP financial measure projections and their GAAP counterparts. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for the Company’s net income (loss) and other operating results for fiscal year 2019. The Company’s PV-10 as of December 31, 2019 and its reconciliation to the standardized measure of discounted future net cash flows can be found in the Company’s press release dated March 16, 2020, a copy of which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 16, 2020.
Item 8.01 Other Events.
The Company is supplementing the risk factors in its Annual Report on Form 10-K for the year ended December 31, 2019 with the risk factor set forth below:
The Company and the other Company RSA Parties filed voluntary petitions on May 22, 2020 commencing the Chapter 11 Cases under the Bankruptcy Code. The Chapter 11 Cases and the Restructuring may have a material adverse impact on the Company’s business, financial condition, results of operations, and cash flows. In addition, the Chapter 11 Cases and the Restructuring are likely to have a material adverse impact on the trading price of the Company’s common stock.
As disclosed under Item 1.01, under the RSA, the Plan is expected to result in (i) each holder of the Subordinated Notes receiving its pro rata share of new common shares of the reorganized Company based on equity allocations at each of the Company, UDC and UPC, in exchange for its allowed Subordinated Notes claim and (ii) each holder of the Company’s common stock receiving no distribution under the Plan except that each holder that does not opt out of the releases under the Plan will receive its pro rata share of the Warrants. Because of this limited recovery to existing holders of the Company’s common stock, the trading price of the Company’s common stock may be adversely affected and may be volatile.
In addition, the Chapter 11 Cases could have a material adverse effect on the Company’s business, financial condition, results of operations, and liquidity. Bankruptcy Court protection also may make it more difficult to retain management and the key personnel necessary to the Company’s business. In addition, during the time the Company is involved in a bankruptcy proceeding, suppliers and others with whom it does business might lose confidence in the Company’s ability to reorganize its business successfully and may discontinue conducting business with the Company or seek to establish alternative commercial relationships.

Other significant risks include or relate to:
•the ability to obtain the Bankruptcy Court’s approval regarding motions or other requests made to the Bankruptcy Court in the Chapter 11 Cases, including maintaining strategic control as debtors-in-possession;
•delays in the Chapter 11 Cases;
•the ability to consummate the Plan in accordance with the RSA;
•the ability to achieve the Company RSA Parties’ stated goals and continue as a going concern;
•the effects of filing the Chapter 11 Cases on the Company RSA Parties’ businesses and the interest of various constituents, including shareholders, customers, suppliers, service providers, and employees;
•the high costs of bankruptcy proceedings and related advisory costs to effect a reorganization under the Plan or otherwise;
•the ability to maintain relationships with customers, suppliers, service providers, employees, and other third parties as a result of the Chapter 11 Cases;
•the ability to maintain contracts critical to the operations of the Company RSA Parties;
•the ability to fund and carry out the business plan of the Company RSA Parties;
•the ability to obtain acceptable financing;
•Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general;
•the time that the Company RSA Parties will operate with Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings;
•the ability to confirm and consummate a plan of reorganization regarding the Chapter 11 Cases, views and objections of creditors and other parties in interest that may make it difficult to consummate a plan promptly;
•the ability of third parties to obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Company RSA Parties to propose and confirm a plan of reorganization, to appoint a U.S. trustee or to convert the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code;
•third-party motions in the Chapter 11 Cases, which may interfere with the Company RSA Parties’ ability to consummate the Plan; and
•the potential adverse effects of the Chapter 11 Cases on the liquidity and results of operations of the Company RSA Parties.
Because of the risks and uncertainties associated with the Chapter 11 Cases, the Company cannot predict or quantify the ultimate impact that events during the Chapter 11 Cases may have on its business, cash flows, liquidity, financial condition and results of operations, nor can the Company predict the ultimate impact that events during the Chapter 11 Cases may have on its corporate or capital structure.
Cautionary Note Regarding Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding the Company, industry, economic conditions, government regulations and energy policies and other factors. Forward-

looking statements may include, for example, statements regarding the Chapter 11 Cases, the RSA, the DIP Facility, the Exit Facility, the Company’s ability to complete the Restructuring and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a reorganization process under Chapter 11, including consummation of the Restructuring under the Plan; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court regarding the motions filed in the Chapter 11 Cases; objections to the Company’s restructuring process, the DIP Facility, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including the Company’s ability to provide adequate compensation and benefits during the Chapter 11 Cases; the Company’s ability to comply with the restrictions imposed by the DIP Credit Agreement and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities because of the Chapter 11 filing; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the RSA and the DIP Credit Agreement, and the outcome of the Chapter 11 Cases generally; the time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described occasionally in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in the Company’s most recent and forthcoming Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge occasionally, or those that the Company deems immaterial, could cause the Company’s actual results to differ, and it is impossible for the Company to predict them all. the Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Current Report on Form 8-K, whether because of new information, future events or otherwise, except as required by law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Restructuring Support Agreement, dated as of May 22, 2020, by and among Unit Corporation, Unit Petroleum Company, Unit Drilling Company, 8200 Unit Drive, L.L.C., Unit Drilling USA Colombia, L.L.C., Unit Drilling Colombia L.L.C., the Consenting RBL Lenders party thereto, BOKF, NA dba Bank of Oklahoma as RBL Agent, and the Consenting Noteholders party thereto

10.2
Continuation Agreement, dated as of May 22, 2020, by and among Superior Pipeline Company, L.L.C., Unit Corporation, SPC Midstream Operating, L.L.C., SP Investor Holdings, LLC, 8200 Unit Drive, L.L.C., Unit Drilling Colombia, L.L.C., Unit Drilling Company, Unit Drilling USA Colombia, L.L.C. and Unit Petroleum Company

10.3
Fifth Amendment to Standstill and Amendment Agreement, dated as of May 22, 2020, by and among Unit Corporation, Unit Drilling Company, Unit Petroleum Company and BOKF, NA dba Bank of Oklahoma as administrative agent on behalf of the lenders

99.1	Press release, dated May 22, 2020

99.2	Unit Corporation’s March 2020 presentation to the Confidentiality Agreement Parties

99.3	Unit Corporation’s May 2020 presentation to the Confidentiality Agreement Parties

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 22, 2020	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President, Secretary & General Counsel